                                                                      EXHIBIT 23

                         Consent of Independent Auditors

The Board of Directors
Stewart Information Services Corporation:

We consent to incorporation by reference in the registration statements (No. 33-48519, No. 33-48520, No. 33-58156, No. 33-59747, No. 33-62535, No. 333-03981,
No. 333-24075, No. 333-65971 and No. 333-77579) on Form S-8 and the registration statement (No. 333-58022) on Form S-3 of Stewart Information Services Corporation of our report dated February 17, 2004, relating to the consolidated balance sheets of Stewart Information Services Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of earnings, retained earnings and comprehensive earnings and cash flows for each of the years in the three-year period ended December 31, 2003, and all related schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Stewart Information Services Corporation. Our report refers to a change in the method of accounting for goodwill in 2002.

                    /s/ KPMG LLP

Houston, Texas
March 15, 2004